                                                                       Exhibit 3


                 SEVENTH AMENDMENT TO BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


     This SEVENTH AMENDMENT TO BUSINESS LOAN AGREEMENT (RECEIVABLES AND INVENTORY) (this "Amendment") is executed and entered into on August 26, 1999,
                  ---------
by and between Bank of America, N.A. (successor by merger to Bank of America, Texas, N.A., the "Bank") and Aztec Manufacturing Co. (the "Borrower").
                  ----                                     --------

                                   RECITALS:

     A. The Borrower and the Bank are parties to that certain Business Loan Agreement (Receivables and Inventory) dated as of June 28, 1996 (as amended and as the same may be further amended, renewed, extended, restated, or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Bank
                                 --------------
agreed to provide to the Borrower a secured revolving credit facility and a secured term loan facility.

     B. The indebtedness of the Borrower to the Bank pursuant to the Loan Agreement is secured by liens on the Borrower's property as described in that certain Security Agreement: Receivables, Inventory and Equipment (Borrower);

     C. Each subsidiary of the Borrower is a Pledging Party and a Guarantor under the terms of the Loan Agreement.

     D. The Borrower has requested that the Bank provide additional loans to the Borrower as set forth herein and amend certain provisions of the Loan Agreement, and, subject to satisfaction of the conditions set forth herein, the Bank is willing to make such additional loans available to the Borrower and amend the Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     Section 1.1  Definitions.  Unless otherwise defined in this Amendment, each
                  -----------
capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

                                   ARTICLE 2

                                  Amendments
                                  ----------

     Section 2.1  Amendment to subsection 1.1(a) of the Loan Agreement.
                  ----------------------------------------------------
Effective as of the date hereof, subsection 1.1(a) of the Loan Agreement is
                                 -----------------
hereby amended and restated to read in its entirety as follows:

             (a)  Twenty-Two Million Dollars ($22,000,000.00), or

     Section 2.2  Amendment to Section 1.4 of the Loan Agreement.  Effective as
                  ----------------------------------------------
of the date hereof, Section 1.4 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          1.4     "Pledging Party" means the Borrower and each subsidiary of the
                   --------------
     Borrower who is party to a security agreement in favor of the Bank pledging to the Bank such subsidiary's accounts, inventory, equipment, and other related assets; provided, however, that Pledging Party shall also mean and
                     --------  -------
     include CGIT Westboro, Inc. ("CGIT") from and after the date of the acquisition of CGIT by the Borrower, CGIT to execute and deliver to the Bank a guaranty, security agreement, financing statements and such other documents (including, without limitation, an officer's certificate as to CGIT's charter documents, resolutions and authorized signatures) required by the Bank to create and perfect a security interest in CGIT's accounts, inventory, equipment, and other related assets within ninety (90) days of the Borrower's acquisition of CGIT.

     Section 2.3  Amendment to Section 2.14 of the Loan Agreement. Effective as
                  -----------------------------------------------
of the date hereof, Section 2.14 of the Loan Agreement is hereby amended and
                    ------------
restated to read in its entirety as follows:

          2.14    Libor Rate. The Borrower may elect to have all or portions of
                  ----------
     the principal balance of the loans bear interest at a rate equal to the lesser of (i) the Maximum Rate or (ii) the Libor Rate plus (i) the
                                                           ----
     Applicable Libor Margin (as determined as provided in clause (j) below) with respect to the Line of Credit or (ii) one and one-quarter percent (1.25%) with respect to the Term Loans (the "Eurodollar Rate"), subject to
                                                  ---------------
     the following requirements:

                  (a) The interest period during which the Eurodollar Rate will be in effect will be (i) 1, 2, 3, or 6 months with respect to the Line of Credit or (ii) 1, 2, 3, 6, or 12 months with respect to the Term Loans. The last day of the interest period will be determined by the Bank using the practices of the London interbank market.

                  (b) Each Eurodollar Rate portion under a loan will be for an amount not less than Five Hundred Thousand Dollars ($500,000.00) or an integral multiple thereof.

                  (c) The Borrower shall irrevocably request a Eurodollar Rate portion no later than 11:00 a.m. Dallas, Texas time two (2) banking days before the commencement of the interest period.

                  (d)  The "LIBOR Rate" means the interest rate determined by
                            ----------
          the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                       LIBOR Rate =          London Rate
                                    ------------------------------
                                      (1.00 - Reserve Percentage)
          Where,

                  (i)   "London Rate" means the interest rate (rounded upward to
                         -----------
               the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London interbank market at approximately 11:00 a.m. London time two (2) banking days prior to the commencement of the interest period.

                  (ii)  "Reserve Percentage" means the total of the maximum
                         ------------------
               reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

               (e) The Borrower may not elect an Eurodollar Rate with respect to any portion of the principal balance of any loan which is scheduled to be repaid before the last day of the applicable interest period.

               (f) Any portion of the principal balance of a loan already bearing interest at the Eurodollar Rate will not be converted to a different rate during its interest period.

               (g) Each prepayment of an Eurodollar Rate portion will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

                    (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

                    (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London interbank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

               (h) The Bank will have no obligation to accept an election for an Eurodollar Rate portion if any of the following described events has occurred and is continuing:

                    (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Eurodollar Rate portion are not available in the London interbank market; or

                    (ii) The Eurodollar Rate does not accurately reflect the cost of an Eurodollar Rate portion.

               (i) If at any time during any applicable interest period the Eurodollar Rate shall exceed the Maximum Rate and thereafter the Eurodollar Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Eurodollar Rate exceeded the Maximum Rate.

               (j) Prior to receipt of the Compliance Certificate to be delivered with the Borrower's financial statements for the fiscal quarter ending September 30, 1999, the margin over the Libor Rate for the Line of Credit shall be One and a quarter percent (1.25%); thereafter, the "Applicable Libor Margin" shall be determined in accordance with the following table:

     =================================================
         RATIO OF TOTAL
         LIABILITIES TO
          TANGIBLE NET                     LIBOR RATE
              WORTH                          MARGIN
     Less than 1.25 to 1.00                  0.875%
     -------------------------------------------------
     Greater than or equal to                1.00%
     1.25 to 1.00 but less
     than 2.01 to 1.00
     -------------------------------------------------
     Greater than or equal to                1.125%
     2.01 to 1.00 but less
     than 2.76 to 1.00
     -------------------------------------------------
     Greater than or equal to                1.25%
     2.76 to 1.00
     =================================================

               Upon delivery of the Compliance Certificate pursuant to subsection 8.2(g) after the end of each fiscal quarter commencing with
          -----------------
          such Compliance Certificate delivered for the fiscal quarter ending November 30, 1999, the Applicable Libor Margin shall automatically be adjusted to the rate corresponding to the Ratio of Total Liabilities to Tangible Net Worth of Borrower set forth in the table above, such automatic adjustment to take effect prospectively the third Business Day after receipt by the Bank of the Compliance Certificate (the

          "Adjustment Date").  If Borrower fails to deliver such Compliance
           ---------------
          Certificate with respect to any fiscal quarter which
          sets forth such ratio within the period of time required by subsection
                                                                      ----------
          8.2(g), the Applicable Libor Margin shall automatically be adjusted to
          ------
          one and one quarter percent (1.25%) per annum. The automatic adjustments provided for in the preceding sentence shall take effect on the last day that the Compliance Certificate was required to be delivered and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate.

     Section 2.4  Amendment to Section 4.2 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 4.2 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          4.2     Personal Property Supporting Guaranty. The obligations of
                  -------------------------------------
     Aztec Industries, Inc., Aztec Industries, Inc. - Moss Point, Automatic Processing, Incorporated, The Calvert Company, Inc., Gulf Coast Galvanizing, Inc., Arkgalv, Inc., Arbor-Crowley, Inc., Aztec Group Company, Aztec Holdings, Inc., Aztec Manufacturing Partnership, Ltd., Aztec Manufacturing-Waskom Partnership, Ltd., Rig-A-Lite Partnership, Ltd., Atkinson Industries, Inc., Arizona Galvanizing, Inc., Hobson Galvanizing, Inc., International Galvanizers Partnership, Ltd., and Drilling Rig Electrical Systems Partnership, Ltd. (collectively, the "Guarantors") to
                                                              ----------
     the Bank will be secured by all equipment, fixtures, inventory, accounts, receivables and related assets the Guarantors now own or will own in the future, as further defined in the security agreement executed by the Guarantors; provided that the tem "Guarantors" shall include CGIT upon its
                 --------
     execution of a guaranty within ninety (90) days of the acquisition of CGIT by the Borrower as provided by Section 1.4 of this Agreement.
                                    -----------

     Section 2.5  Amendment to Section 8.1 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 8.1 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          8.1     Use of Proceeds. To use the proceeds of the Line of Credit
                  ---------------
only for the general working capital needs of the Borrower and its subsidiaries and to finance acquisitions permitted hereby, including,without limitation, the
                                              ---------
acquisition of CGIT.

     Section 2.6  Amendment to Section 8.4 of the Loan Agreement.  Effective as
                  ----------------------------------------------
of the date hereof, Section 8.4 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             8.4  Tangible Net Worth.  To maintain on a consolidated basis
                  ------------------
     Tangible Net Worth equal to at least Eleven Million Dollars ($11,000,000, plus fifty percent (50%) of the Borrower's positive net income for each fiscal quarter of the Borrower ending after June 30, 1999 (no reductions to be made for any losses). As used herein, the term "Tangible Net Worth"
                                                        ------------------
     means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

     Section 2.7  Amendment to Section 8.5 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 8.5 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          8.5     Current and Long Term Liabilities to Tangible Net Worth.  To
                  -------------------------------------------------------
     maintain on a consolidated basis a ratio of long term debt and Current Liabilities to Tangible Net Worth not exceeding 4.50 to 1.00 for the period from the date of the Sixth Amendment to this Agreement through February 28, 2000, 3.00 to 1.00 thereafter through February 28, 2001, or 2.00 to 1.00 thereafter.

     Section 2.8  Amendment to Section 8.6 of the Loan Agreement.  Effective as
                  ----------------------------------------------
of the date hereof, Section 8.6 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          8.6     Cash Flow Ratio.  To maintain on a consolidated basis a Cash
                  ---------------
     Flow Ratio of at least 1.6:1.0. As used herein, the term "Cash Flow Ratio"
                                                               ---------------
     means the ratio of Cash Flow to the current portion of long term debt plus interest expense. "Cash Flow" is defined as net income from operations
                        ---------
     (before extraordinary or nonrecurring gains or losses), minus taxes, plus depreciation, amortization and other non-cash charges, plus interest expense, minus dividends. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the last day of the fiscal quarter preceding the date of calculation.

     Section 2.9  Amendment to Section 8.11 of the Loan Agreement. Effective as
                  -----------------------------------------------
of the date hereof, Section 8.1l of the Loan Agreement is hereby amended and
                    ------------
restated to read in its entirety as follows:

          8.11    Treasury Stock. Not to purchase, redeem, or otherwise acquire
                  --------------
     for value any of its shares, or create any sinking fund in relation thereto.

     Section 2.10 Amendment to Section 8.22 of the Loan Agreement.  Effective
                  -----------------------------------------------
as of the date hereof, clause (c) of Section 8.22 of the Loan Agreement is
                                     ------------
hereby amended and restated to read in its entirety as follows:

                  (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination or purchase or acquire all or substantially all the assets of another business, except for such transaction if (i) the Borrower or applicable Guarantor is the surviving entity; (ii) no default exists hereunder or would result therefrom and before, and after giving effect to, the proposed acquisition, the representations and warranties set forth herein shall be true and correct; and (iii) Borrower delivers to the Bank an Environmental Questionnaire and Disclosure Statement in form and disclosing such information as is acceptable to the Bank relating to the assets or entity to be acquired prior to the acquisition.

     Section 2.11  Amendment to Article 8 of the Loan Agreement. Effective as
                   --------------------------------------------
of the date hereof, Article 8 of the Loan Agreement is hereby amended by adding
                    ---------
thereto new Sections 8.24 to read in its entirety as follows:
            -------------

          8.25     Funded Debt to EBITDA. To maintain on a consolidated basis
                   ---------------------
     at the end of each of the Borrower's fiscal quarters ending after the date of the Sixth Amendment to this Agreement a ratio of Funded Debt to EBITDA for the four consecutive fiscal quarters then ended not exceeding 3.00 to
     1.00. As used herein, the term "Funded Debt" means all debt of the Borrower
                                     -----------
     and its Subsidiaries for borrowed money (including capital lease obligations) and the term "EBITDA" means: (i) net income from operations
                                ------
     (before extraordinary or non-recurring gains or losses); plus (ii) any
                                                              ----
     provision for income or franchise taxes deducted in determining net income; plus (iii) interest expense deducted in determining net income; plus (iv)
     ----                                                            ----
     depreciation and amortization expense deducted in determining net income; plus (v) other non cash charges deducted in determining net income.
     ----


                                   ARTICLE 3

                             Conditions Precedent
                             --------------------

     Section 3.1   Items to be Delivered By Borrower. Prior to or simultaneously
                   ---------------------------------
with execution and delivery of this Amendment, the Borrower shall deliver, or cause to be delivered, to the Bank the following:

            1      Officer's Certificates.  Due certification by the corporate
                   ----------------------
     secretary (or other duly authorized officer acceptable to the Bank) of the Borrower and each other Pledging Party (or the general partner of any Pledging Party) (a) attaching a copy of resolutions duly adopted by its board of directors approving the terms and conditions contained in this Amendment, (b) certifying that the certificate of incorporation, bylaws, certificate of limited partnership, and other constituent documents of the Borrower, such other Pledging Party, or its general partner (as applicable) as previously certified to the Bank remain in full force and effect without amendment, and (c) including a certification of incumbency of all officers who are authorized to act in respect of the corporate resolutions referenced above, including the name, office, and signature of each such officer.

            2      Amendment Documents. Each agreement, certificate, document,
                   -------------------
     or instrument required by the Bank to be executed or delivered by the Borrower or any other Pledging Party in connection with this Amendment (the "Amendment Documents"), duly executed or delivered by the parties thereto.
      -------------------

     Section 3.2   Other Conditions.  The effectiveness of this Amendment is
                   ----------------
subject to the satisfaction of each of the additional following conditions precedent:

            1      Continued Effect of Representations and Warranties. All
                   --------------------------------------------------
     representations and warranties contained in any loan document (including, without limitation, the Loan Agreement, as amended hereby; all of such loan documents are referred to collectively herein as the "Loan Documents")
                                                           --------------
     shall be true, correct, and complete in all material respects (as determined by the Bank in its sole discretion) except as disclosed otherwise to the Bank in writing and as acceptable to the Bank or representations specifically relating to a prior date or no longer relevant due to the occurrence of an event or circumstances specifically permitted hereunder or by any other Loan Document;

          2   Absence of Default.  No default or event of default shall have
              ------------------
     occurred and be continuing (after giving effect to this Amendment);

          3   Corporate Proceedings.  All corporate proceedings taken in
              ---------------------
     connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Bank and its legal counsel; and

          4   Additional Information.  The Bank shall have received such
              ----------------------
     additional agreements, certificates, documents, instruments, and information as the Bank or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request to effect the transactions contemplated hereby.

                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

     Section 4.1    Representations and Warranties.  The Borrower hereby
                    ------------------------------
represents and warrants to the Bank that, as of the date of and after giving effect to this Amendment: (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower's certificate of incorporation or bylaws; (b) all representations and warranties set forth in the Loan Agreement and in the Loan Documents are true and correct in all material respects as if made again on and as of such date (except as disclosed otherwise to the Bank in writing and as acceptable to the Bank or representations specifically relating to a prior date or no longer relevant due to the occurrence of an event or circumstances specifically permitted hereunder or by any other Loan Document); (c) no default or event of default has occurred and is continuing; and (d) the Loan Agreement and the other Loan Documents (as amended by this Amendment) are and remain legal, valid, binding, and enforceable obligations of the Borrower.

                                   ARTICLE 5

                                 Miscellaneous
                                 -------------

     Section 5.1  Governing Law.   THIS AMENDMENT, AND ALL DOCUMENTS AND
                  -------------
INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, PROVIDED THAT TO THE EXTENT FEDERAL
                                             --------
LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORTS TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

     Section 5.2  Agreement Remains in Effect; No Waiver.  Except as expressly
                  --------------------------------------
provided herein, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No delay or omission by the Bank in exercising any power, right, or remedy shall impair such power, right, or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right, or remedy shall preclude other or further exercise thereof or the exercise of any other power, right, or remedy under the Loan Agreement, the Loan Documents, or otherwise.

     Section 5.3  Survival of Representations and Warranties.  All
                  ------------------------------------------
representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

     Section 5.4  Reference to Loan Agreement and Loan Documents.  Each of the
                  ----------------------------------------------
Loan Documents, including the Loan Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby, and the term "loan documents" as used in the Loan Agreement and as used in any of the other Loan Documents includes, without limitation, the Amendment Documents.

     Section 5.5  Severability.  Any provision of this Amendment held by a court
                  ------------
of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.6  Successors and Assigns.  This Amendment is binding upon and
                  ----------------------
shall inure to the benefit of the Borrower, the Bank, and their respective successors in interest and assigns. The Borrower may not assign any right, power, duty, or obligation hereunder without the prior written consent of the Bank.

     Section 5.7  Headings.  The headings, captions, and arrangements used in
                  --------
this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.8  Expenses of the Bank.  As provided in the Loan Agreement, the
                  --------------------
Borrower agrees to pay on demand all reasonable, third party out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment, the Amendment Documents, or the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable fees of the Bank's legal counsel, and all reasonable costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of the Bank's legal counsel.

     Section 5.9  Counterparts.  This Amendment may be executed simultaneously
                  ------------
in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first written above.

                                    BORROWER:
                                    --------

                                    AZTEC MANUFACTURING CO.



                                    By:   /s/ DANA PERRY
                                          -----------------------------
                                    Name:   Dana Perry
                                          -----------------------------
                                    Title:  Vice President & CFO
                                          -----------------------------


                                    BANK:
                                    ----

                                    BANK OF AMERICA, N.A. (successor by
                                    merger to Bank of America, Texas, N.A.)



                                    By:   /s/ VINCENT A. LIBERIO
                                          -----------------------------
                                    Name:   Vincent A. Liberio
                                          -----------------------------
                                    Title:  Senior Vice President
                                          -----------------------------

                          REAFFIRMATION OF AGREEMENTS
                          ---------------------------

     Each of the undersigned hereby consents to the Borrower and the Bank entering into the foregoing Amendment and agrees that (a) the Business Loan Continuing Guaranty (the "Guaranty"), the Security Agreement: Receivables,
                          --------
Inventory and Equipment (Guarantors) (the "Security Agreement"), and other Loan
                                           ------------------
Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of the undersigned enforceable against it in accordance with their respective terms, and (b) the obligations secured and/or evidenced by the Guaranty, the Security Agreement, and the other Loan Documents to which the undersigned is a party include, without limitation, all indebtedness, liabilities, and obligations of the Borrower pursuant to the terms of the Loan Agreement as amended by this Amendment.

AZTEC INDUSTRIES, INC.                AZTEC INDUSTRIES INC. - MOSS POINT

By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


AUTOMATIC PROCESSING                  THE CALVERT COMPANY, INC.
INCORPORATED

By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------



GULF COAST GALVANIZING, INC.          ARKGALV, INC.


By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


AZTEC GROUP COMPANY                   AZTEC HOLDINGS, INC.


By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------

AZTEC MANUFACTURING                   AZTEC MANUFACTURING-WASKOM
PARTNERSHIP, LTD.                     PARTNERSHIP, LTD.

By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


RIG-A-LITE PARTNERSHIP, LTD.          ARBOR-CROWLEY, INC.

By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


ARIZONA GALVANIZING, INC.             ATKINSON INDUSTRIES, INC.

By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


INTERNATIONAL GALVANIZERS             DRILLING RIG ELECTRICAL SYSTEMS
PARTNERSHIP, LTD.                     CO. PARTNERSHIP, LTD

By: AZTEC GROUP COMPANY,              By: AZTEC GROUP COMPANY,
     General Partner                  General Partner


By: /s/  DANA PERRY                   By:  /s/  DANA PERRY
    ----------------------------           -----------------------------
     Name:  Dana Perry                     Name:  Dana Perry
            --------------------                  ----------------------
     Title: Vice President & CFO           Title: Vice President & CFO
            --------------------                  ----------------------


HOBSON GALVANIZING, INC.


By: /s/  DANA PERRY
    ----------------------------
     Name:  Dana Perry
            --------------------
     Title: Vice President & CFO
            --------------------

                                   EXHIBIT 1
                                   ---------


                            Compliance Certificate
                            ----------------------

                            COMPLIANCE CERTIFICATE
                                    for the
                     quarter ending __________ ___, ______



To:  Bank of America, Texas, N.A.
     P. O. Box 619005
     Dallas, Texas 75261-9005
     Attention:  Vincent A. Liberio

Ladies and Gentlemen:

     This Compliance Certificate ("Certificate") is being delivered pursuant to
Section 8.2(g) of that certain Business Loan Agreement (Receivables and Inventory), as amended (the "Agreement"), dated as of June 28, 1996 between AZTEC MANUFACTURING CO. (the "Borrower") and BANK OF AMERICA, TEXAS, N.A. (the "Bank"). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

     The undersigned, an authorized representative of the Borrower, does hereby certify to the Bank that:

1    Default.
     -------

     No default or event of default has occurred and is continuing or if a default or event of default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps
                               -----------
     taken or proposed to remedy such default or event of default.

                                                                                         Compliance
                                                                                        ------------

2    Section 8.2 - Financial Information.
     -----------------------------------
     a0  Annual audited financial statements of the Borrower and its subsidiaries, and internally prepared annual financial statements of the Borrower on a consolidated and
         consolidating basis, each within 90 days of the Borrower's
         fiscal year end...................................................             Yes  No  N/A

     b0  Quarterly unaudited financial statements, on a
         consolidated basis, of the Borrower and its subsidiaries,
         within 45 days of the period's end................................             Yes  No  N/A

     c0  Form 10-K Annual Report, Form 10-Q Quarterly Report and
         Form 8-K current Report within 10 days after the date of
         filing with the Securities and Exchange Commission................             Yes  No  N/A

     d0  A borrowing base certificate within 30 days after the
         end of each month.................................................             Yes  No  N/A

     e0  Annual consolidated and consolidating operating
         forecasts of the Borrower and its subsidiaries by May 31
         of each year......................................................             Yes  No  N/A

3    Section 8.3 - Quick Ratio
     -------------------------

                                                  COMPLIANCE CERTIFICATE -Page 1

                                                                                           Compliance
                                                                                           ----------
     Borrower's minimum ratio of Quick Assets to Current
     Liabilities must be at least 0.6 to 1.0 (determined on a
     consolidated basis).

     Quick Assets:
     ------------
          (a)  Cash, plus....................................................  $________

          (b)  Short-term cash investments, plus.............................  $________

          (c)  Net trade receivables, plus...................................  $________

          (d)  Marketable securities not classified as long-term investments.  $________

          (e)  Total Quick Assets............................................            $________

     Current Liabilities:
     -------------------
          (f)  Current liabilities under GAAP................................  $________

          (g)  Amount of the line of credit which would otherwise not be included in (f) above.........................................  $________

          (h)  Total Current Liabilities.....................................            $________

     Quick Assets to Current Liabilities (3(e) / 3(h)).......................            ___ to 1.0

     Ratio required by Section 8.3...........................................            0.6 to 1.0      Yes    No


4.   Section 8.4 - Tangible Net Worth.
     --------------------------------
     Borrower's minimum Tangible Net Worth must be at least $11,000,000 plus
     50% of Borrower's positive net income for the quarter ending after June
     30, 1999 (determined on a consolidated basis).

          (a)  Actual Tangible Net Worth.....................................            $_________

          (b)  Tangible Net Worth required by Section 8.4....................            $_________      Yes    No


5.   Section 8.5 - Current and Long Term Liabilities to Tangible Net Worth
     ---------------------------------------------------------------------
     Borrower's ratio of Long Term Debt and Current Liabilities to Tangible
     Net Worth must not exceed ________ to 1.0 (determined on a consolidated basis).

     Long Term Debt and Current Liabililties:
     ---------------------------------------
          (a)  Long Term Debt................................................  $________

          (b)  Current Liabilities (5(a))....................................  $________

          (c)  Total Long Term Debt and Current Liabilities..................            $_________

     Tangible Net Worth:
     ------------------
          (d)  Tangible Net Worth (4(a)).....................................  $________

     Ratio of Long Term Debt and Current Liabilities

                                                 COMPLIANCE CERTIFICATE - Page 2

                                                                                           Compliance
                                                                                           ----------
     to Tangible Net Worth (13(c) / 13(d))...................................            ___ to 1.0      Yes    No

     Ratio Required by Section 8.24..........................................            ___ to 1.0

6.   Section 8.6 - Cash Flow Ratio.
     -----------------------------
     Borrower's minimum ratio of Cash Flow to the current portion of long term debt plus interest expense must be at least 1.60 to 1.0 (determined on a consolidated basis).

     Cash Flow:
     ---------
          (a)  Net income from operations (before extraordinary or
               nonrecurring gains or losses), minus..........................  $________

          (b)  Taxes, plus...................................................  $________

          (c)  Depreciation, amortization and other non-cash
               charges, plus.................................................  $________

          (d)  Interest expense, minus.......................................  $________

          (e)  Dividends.....................................................  $________

          (f)  Total Cash Flow (6(a) - 6(b) + 6(c) + 6(d) - 6(e))............            $________

     CMLTD plus Interest Expense:
     ---------------------------
          (g)  Current portion of long term debt, plus.......................  $________

          (h)  Interest expense..............................................  $________

          (i)  Total (6(g) + 6(h))...........................................            $________

     Ratio of Cash Flow to the current portion of long term debt plus
     interest expense (6(f) + 6(i))..........................................            ___  to 1.0

     Ratio required by Section 8.6...........................................            1.60 to 1.0     Yes    No

7.   Section 8.7 - Other Debts.
     -------------------------
     No other direct or contingent debts or lease obligations incurred by the
     Borrower or the Guarantors, except as permitted.........................                            Yes    No

8.   Section 8.8 - Other Liens.
     -------------------------
     No other security interests or liens on the property of the Borrower or
     the Guarantors, except as permitted.....................................                            Yes  No

9.   Section 8.9 - Capital Expenditures.
     ----------------------------------
     Capital expenditures for the Borrower and the Guarantors must not exceed
     $6,500,000 in the aggregate for the fiscal year ended 2/2000 or
     $4,000,000 during any 12 month period, thereafter.

          (a)  Actual Capital Expenditures...................................  $________

                                                 COMPLIANCE CERTIFICATE - Page 3

                                                                                           Compliance
                                                                                           ----------
          (b)  Capital Expenditures limit under Section 8.9..................  $________                 Yes    No

10.  Section 8.10 - Dividends.
     ------------------------
     No dividends payable by Borrower, except as permitted...................                            Yes    No

11.  Section 8.11 - Treasury Stock.
     -----------------------------
     No purchase of Treasury Stock is permitted.                                                         Yes    No

12.  Section 8.12 - Loans to Officers.
     --------------------------------
     Loans, advances and other extensions of credit to any executive, officer, director or shareholder (or affiliate of any of the foregoing) by the Borrower and the Guarantors must not exceed
     $250,000 in the aggregate during any 12 month period.

          (a)  Actual loans, advances and other extensions of credit........  $________

          (b)  Limit of loans advances and other extensions of credit.......  $250,000                   Yes    No


13.  Section 8.24 - Funded Debt to EBITDA
     ------------------------------------
     Borrower's ratio of Funded Debt to EBITDA must not exceed 3.0 to 1.0
     (determined on a consolidated basis).

     Funded Debt............................................................  $_______

     EBITDA.................................................................  $_______

     Ratio of Funded Debt to EBITDA.........................................             ___ to 1.0

     Ratio Required by Section 8.25.........................................             3.0 to 1.0      Yes  No


14.  Attached Schedules.
     ------------------
     Attached hereto as Schedules are the calculations supporting the computations set forth in this Certificate, if applicable. All information contained herein and on the attached schedules is true and correct.

                                                 COMPLIANCE CERTIFICATE - Page 4

     IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this ___ day of ________________, ____.


                                         AZTEC MANUFACTURING CO.


                                      By:  /s/  DANA PERRY
                                           -----------------------------
                                           Name:  Dana Perry
                                                  ----------------------
                                           Title: Vice President & CFO
                                                  ----------------------


                                                 COMPLIANCE CERTIFICATE - Page 5